UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2019

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (Commission    (IRS Employer

jurisdiction        File Number)   Identification No.)

of incorporation)

Main and Franklin Streets, Johnstown, PA  15901

(address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC
8.45% Beneficial Unsecured Securities, Series A (AmeriServ Financial Capital Trust I)	ASRVP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL, Inc. (the "Registrant") announced second quarter 2019 results through June 30, 2019.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  Press release dated July 16, 2019, announcing second quarter 2019 earnings through June 30, 2019.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: July 16, 2019

Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED EARNINGS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2019

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported second quarter 2019 net income of $1,792,000, or $0.10 per diluted common share.  This earnings performance was a $48,000, or 2.8%, improvement from the second quarter of 2018 when net income totaled $1,744,000, or $0.10 per diluted common share.  For the six-month period ended June 30, 2019, the Company reported net income of $3,670,000, or $0.21 per diluted common share.  This represents an improvement of $159,000, or 4.5%, from the six-month period of 2018 when net income totaled $3,511,000, or $0.19 per diluted common share.  Earnings per share grew at a faster rate of 10.5% over this six month period due to a lower share count as a result of the success of the Company’s ongoing common stock buyback program.  The following table highlights the Company’s financial performance for both the three and six month periods ended June 30, 2019 and 2018:

	Second Quarter 2019	Second Quarter 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018

Net income	$1,792,000	$1,744,000	$3,670,000	$3,511,000
Diluted earnings per share	$ 0.10	$ 0.10	$ 0.21	$ 0.19

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2019 financial results: "Solid growth in both loans and deposits contributed to an improved net interest margin in the second quarter of 2019 and positions the Company well for the second half of this year.  Specifically, loans have grown by $27 million, or 3.1%, while deposits have increased by $19 million, or 2.0%, in the first six months of 2019.  Additionally, our tangible book value per share over the past 12 months has increased by 9.3% to $5.15 due to a combination of improved earnings, accretive common stock buybacks, and effective management of our investment securities portfolio.  We continue to believe that earnings per share growth and disciplined capital management are important contributors to shareholder value.”

The Company's net interest income in the second quarter of 2019 increased by $203,000, or 2.3%, from the prior year's second quarter and, for the first six months of 2019, increased by $112,000, or 0.6%, when compared to the first six months of 2018.  The Company’s net interest margin of 3.30% for the second quarter of 2019 and 3.27% for the six-month timeframe was two basis points higher for the quarter but one basis point lower for the six months when compared to the net interest margin of 3.28% for both time periods in 2018.  The net interest margin in the second quarter of 2019 was also six basis points better than the more recent first quarter 2019 performance.  The increase in net interest income for both time periods in 2019 is the result of an increase in total earning assets.  Compared to the same time periods of 2018, total average earning assets increased in the second quarter of 2019 by $16.7 million, or 1.6%, and increased by $8.6 million, or 0.8%, for the six-month time period.  The increase in earning assets in both time periods occurred primarily in the investment securities portfolio, while total loans increased modestly for the quarterly comparison but demonstrated a decline for the six-month average comparison.  Also contributing to the net interest income increase in both time periods was a favorable shift in the mix of total average interest bearing liabilities as total interest bearing deposits increased and resulted in less reliance on higher cost borrowings to fund earning asset growth.

Total loans averaged $872 million in the first six months of 2019 which is $10.3 million, or 1.2%, lower than the $882 million average for the first six months of 2018, reflecting the high level of loan payoffs received during the fourth quarter of 2018 as explained in our first quarter 2019 earnings press release.  During the first quarter of 2019, the total average loan portfolio balance remained relatively consistent with the year end 2018 level.  Loan growth returned during the second quarter of 2019 as loan originations exceeded loan payoffs by $27 million resulting in the 2019 second quarter average total loan portfolio balance exceeding the 2018 second quarter average balance.  The increase between years occurred primarily in the commercial real estate and commercial & industrial loan portfolios.  Loan interest income increased by $1.5 million, or 7.4%, between the first half of 2019 and last year’s first six-months.  Included in this increase was a higher level of loan fee income by $235,000, due primarily to prepayment fees collected on certain early loan pay-offs in addition to the increased fees from greater new loan origination activity.  The higher loan interest income also reflects new loans originating at higher yields as well as the upward repricing of certain loans tied to LIBOR or the prime rate as both of these indices moved up with the Federal Reserve’s decision to increase the target federal funds interest rate in 2018.

Total investment securities averaged $199 million in the first six months of 2019 which is $19.1 million, or 10.6%, higher than the $180 million average for the first six months of 2018.  The growth in the investment securities portfolio is the result of management taking advantage of the rising interest rate environment experienced during 2018 which provided an attractive market for additional security purchases.  Purchases primarily focused on federal agency mortgage backed securities due to the ongoing cash flow that these securities provide.  Also, management continued its portfolio diversification strategy through purchases of high quality corporate and taxable municipal securities. Investment security purchase activity slowed significantly during the second quarter of 2019 and was more selective as the market was less favorable with the U.S. Treasury yield curve flattening and becoming inverted at times in the short to mid-term portion of the curve.  Interest income on investments increased between the second quarter of 2019 and the second quarter of 2018 by $293,000, or 19.8%, and increased in the first half of 2019 from the first half of 2018 by $640,000, or 22.2%.  Overall, total interest income increased by $2.1 million, or 9.2%, between years.

Total interest expense for the first six months of 2019 increased by $2.0 million, or 38.3%, when compared to 2018, due to higher levels of both deposit and borrowing interest expense.  Deposit interest expense in 2019 was higher by $1.8 million, or 49.1%, for the first half of the year which reflects the higher level of total average interest bearing deposits and certain indexed money market accounts repricing upward due to the impact of the Federal Reserve increasing interest rates during 2018.  The Company also experienced increasing market competitive pressure to retain existing deposit customers and attract new customer deposits.  Customer product preference changed as well resulting in movement of funds from lower yielding money market accounts into higher yielding certificates of deposits.  Overall, total deposits continued to grow for a fourth consecutive quarter and averaged $975 million in the first half of 2019, which was $16.6 million, or 1.7%, higher than the 2018 first half of the year average.  The Company's loan to deposit ratio averaged 90.1% in the second quarter of 2019, which we believe indicates that the Company has ample capacity to grow its loan portfolio.  Even though total average borrowings decreased between years, the Company experienced a $154,000, or 10.5%, increase in the interest cost for borrowings in the first half of 2019 due to the impact that the 2018 increases in the federal funds rate had on the cost of overnight borrowed funds and the replacement of matured FHLB term advances.  Also, due to a new accounting pronouncement that became effective January 1, 2019, the Company recognized additional interest expense on its financing property leases.  The 2019 six-month average of FHLB borrowed funds was $66.7 million, which represented a decrease of $6.7 million, or 9.2%, due to the increase in total average deposits.

The Company did not record a provision for loan losses in the second quarter of 2019 as compared to a $50,000 provision recorded in the second quarter of 2018.  For the first six months of 2019, the Company recorded a $400,000 provision recovery for loan losses compared to a $100,000 provision expense recorded in first six months of 2018.  The 2019 provision recovery reflects our overall excellent asset quality, reduced level of criticized loans and net loan charge-offs and the lower six-month average balance of total loans.  The Company experienced net loan charge-offs of $169,000, or 0.04% of total loans, in the first half of 2019 compared to net loan charge-offs of $793,000, or 0.18% of total loans, in the first half of 2018.  Overall, the Company continued to maintain outstanding asset quality as its nonperforming assets totaled $1.7 million, or only 0.19% of total loans, at June 30, 2019.  In summary, the allowance for loan losses provided 482% coverage of non-performing assets, and 0.91% of total loans, at June 30, 2019, compared to 629% coverage of non-performing assets, and 1.00% of total loans, at December 31, 2018.

Total non-interest income in the second quarter of 2019 decreased by $24,000, or 0.7%, from the prior year's second quarter, and compared similarly for the six months, decreasing by $54,000, or 0.7%.  For the quarter, revenue from service charges on deposits decreased by $40,000, or 11.2%, due to the lower overdraft fees as the bank is no longer charging a fee on overdrafts that result from signature based point of sale debit card transactions.  Wealth management fees also decreased by $28,000, or 1.1%, primarily due to a lower level of fee revenue from our Financial Services division because of fewer life insurance related sales in 2019.  The Company did recognize a $30,000 investment security sale gain in the second quarter of 2019 after no security sale activity occurred in the corresponding quarter of 2018. For the six-month period, similar comparisons for the same line items resulted in the unfavorable variance when comparing 2019 to 2018.  Unfavorable comparisons included service charges on deposits by $113,000, or 15.3%, and wealth management fees by $58,000, or 1.2%.  Additionally, net realized gains on loans held for sale declined by $48,000, or 22.1%, due to management’s decision to retain more of the residential mortgage loan production in our loan portfolio earlier in the year when market conditions were more favorable to adjust strategy.  These unfavorable items were nearly offset by a favorable change in investment security sales activity by $178,000 after the Company sold a portion of low balance, low yielding securities at a loss in 2018 to reposition the investment portfolio for stronger future returns.

The Company's total non-interest expense in the second quarter of 2019 increased by $164,000, or only 1.6%, when compared to the second quarter of 2018, and increased in the first half of 2019 by $346,000, or 1.7%, when compared to 2018.  The increase in the second quarter of 2019 was due to a higher level of salaries & benefits expense by $130,000, or 2.1%, and a greater level of other expense by $92,000, or 5.5%.   These increases more than offset a reduction to FDIC deposit insurance expense by $75,000, or 48.4%.  Within salaries & benefits, higher salaries expense was due to annual merit increases, four additional employees at our new financial banking center in Hagerstown, Maryland and higher health care costs which more than offset reduced levels of pension expense and incentive compensation. The increase to other expense is due to higher website costs and additional telecommunications expense.  For the first six months of 2019, salaries & benefits expense is $338,000, or 2.7%, higher for similar reasons as the quarterly variance.  Other expenses are higher by $254,000, or 7.7%, also for similar reasons as the quarterly variance in addition to a higher level of funding for the unfunded commitment reserve due to increased loan approvals in 2019.  Slightly offsetting these unfavorable comparisons are lower FDIC deposit insurance expense by $157,000, or 49.5%, and professional fees by $67,000, or 2.8% due to lower legal fees and other professional fees.

The Company recorded an income tax expense of $470,000, or an effective tax rate of 20.8%, in the second quarter of 2019.  This compares to an income tax expense of $453,000, or an effective tax rate of 20.6%, for the second quarter of 2018.  Similarly, for the first six months of 2019, the Company recorded income tax expense of $961,000, or an effective tax rate of 20.8%, compared to income tax expense of $908,000 in 2018, or an effective tax rate of 20.5%.

The Company had total assets of $1.19 billion, shareholders' equity of $101.5 million, a book value of $5.84 per common share and a tangible book value of $5.15 per common share at June 30, 2019.  In accordance with the common stock buyback program announced on April 16, 2019, the Company returned an additional $686,000 of capital to its shareholders through the repurchase of 161,554 shares of its common stock in the second quarter of 2019.  Overall in 2019, this latest common stock buyback program, combined with the first quarter completion of the previously authorized common stock buyback program, resulted in the Company returning $1.2 million to its shareholders through the repurchase of 273,865 shares of its common stock in the first half of 2019.  When including our increased cash dividend payments on our common stock, total capital returned to our shareholders exceeded 53% of net income for the first six months of 2019.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission. Actual results may differ materially.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

June 30, 2019

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2019

	1QTR	2QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,878	$1,792	$3,670

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.66%	0.61%	0.63%
Return on average equity	7.84	7.24	7.53
Net interest margin	3.24	3.30	3.27
Net charge-offs as a percentage of average loans	0.08	0.00	0.04
Loan loss provision (credit) as a percentage of average loans	(0.19)	0.00	(0.09)
Efficiency ratio	83.90	82.18	83.02

EARNINGS PER COMMON SHARE:
Basic	$0.11	$0.10	$0.21
Average number of common shares outstanding	17,578	17,476	17,527
Diluted	0.11	0.10	0.21
Average number of common shares outstanding	17,664	17,560	17,611
Cash dividends paid per share	$0.020	$0.025	$0.045

2018

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,767	$1,744	$3,511

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.62%	0.60%	0.61%
Return on average equity	7.55	7.30	7.42
Net interest margin	3.29	3.28	3.28
Net charge-offs as a percentage of average loans	0.15	0.21	0.18
Loan loss provision (credit) as a percentage of average loans	0.02	0.02	0.02
Efficiency ratio	81.61	82.04	81.83

EARNINGS PER COMMON SHARE:
Basic	$0.10	$0.10	$0.19
Average number of common shares outstanding	18,079	18,038	18,058
Diluted	0.10	0.10	0.19
Average number of common shares outstanding	18,181	18,140	18,158
Cash dividends paid per share	$0.015	$0.020	$0.035

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2019

	1QTR	2QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,167,682	$1,190,583
Short-term investments/overnight funds	7,996	6,532
Investment securities	194,553	191,168
Loans and loans held for sale	863,134	890,081
Allowance for loan losses	8,107	8,102
Goodwill	11,944	11,944
Deposits	957,779	968,480
FHLB borrowings	79,483	88,314
Subordinated debt, net	7,493	7,499
Shareholders’ equity	99,061	101,476
Non-performing assets	1,168	1,681
Tangible common equity ratio	7.54%	7.60%
Total capital (to risk weighted assets) ratio	13.37	13.14
PER COMMON SHARE:
Book value	$5.65	$5.84
Tangible book value	4.97	5.15
Market value	4.02	4.15
Wealth management assets – fair market value (A)	$2,229,860	$2,288,576

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	309	309
Branch locations	16	16
Common shares outstanding	17,540,676	17,384,355

2018

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,151,160	$1,180,510	$1,168,806	$1,160,680
Short-term investments/overnight funds	7,796	8,050	7,428	6,924
Investment securities	171,053	174,771	177,426	187,491
Loans and loans held for sale	875,716	895,162	884,374	863,129
Allowance for loan losses	9,932	9,521	9,439	8,671
Goodwill	11,944	11,944	11,944	11,944
Deposits	944,206	928,176	944,213	949,171
FHLB borrowings	82,864	126,901	103,799	87,750
Subordinated debt, net	7,470	7,476	7,482	7,488
Shareholders’ equity	95,810	96,883	97,179	97,977
Non-performing assets	2,157	1,160	1,067	1,378
Tangible common equity ratio	7.36%	7.27%	7.37%	7.49%
Total capital (to risk weighted assets) ratio	13.45	13.01	13.13	13.53
PER COMMON SHARE:
Book value	$5.31	$5.37	$5.47	$5.56
Tangible book value	4.65	4.71	4.80	4.88
Market value	4.00	4.10	4.30	4.03
Wealth management assets – fair market value (A)	$2,175,538	$2,201,565	$2,258,108	$2,106,172

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	295	296	303
Branch locations	15	15	15	16
Common shares outstanding	18,033,401	18,044,692	17,767,313	17,619,303

NOTES:

(A)

Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2019

	1QTR	2QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$10,418	$10,994	$21,412
Interest on investments	1,746	1,771	3,517
Total Interest Income	12,164	12,765	24,929

INTEREST EXPENSE
Deposits	2,730	2,867	5,597
All borrowings	777	837	1,614
Total Interest Expense	3,507	3,704	7,211

NET INTEREST INCOME	8,657	9,061	17,718
Provision (credit) for loan losses	(400)	0	(400)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	9,057	9,061	18,118

NON-INTEREST INCOME
Wealth management fees	2,396	2,419	4,815
Service charges on deposit accounts	310	317	627
Net realized gains on loans held for sale	62	107	169
Mortgage related fees	44	77	121
Net realized gains (losses) on investment securities	0	30	30
Bank owned life insurance	128	129	257
Other income	665	578	1,243
Total Non-Interest Income	3,605	3,657	7,262

NON-INTEREST EXPENSE
Salaries and employee benefits	6,301	6,348	12,649
Net occupancy expense	658	622	1,280
Equipment expense	361	387	748
Professional fees	1,120	1,249	2,369
FDIC deposit insurance expense	80	80	160
Other expenses	1,773	1,770	3,543
Total Non-Interest Expense	10,293	10,456	20,749

PRETAX INCOME	2,369	2,262	4,631
Income tax expense	491	470	961
NET INCOME	$1,878	$1,792	$3,670

2018

	1QTR	2QTR	YEAR
INTEREST INCOME			TO DATE
Interest and fees on loans	$9,818	$10,125	$19,943
Interest on investments	1,399	1,478	2,877
Total Interest Income	11,217	11,603	22,820

INTEREST EXPENSE
Deposits	1,781	1,973	3,754
All borrowings	688	772	1,460
Total Interest Expense	2,469	2,745	5,214

NET INTEREST INCOME	8,748	8,858	17,606
Provision (credit) for loan losses	50	50	100
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,698	8,808	17,506

NON-INTEREST INCOME
Wealth management fees	2,426	2,447	4,873
Service charges on deposit accounts	383	357	740
Net realized gains on loans held for sale	98	119	217
Mortgage related fees	39	72	111
Net realized gains (losses) on investment securities	(148)	0	(148)
Bank owned life insurance	132	133	265
Other income	705	553	1,258
Total Non-Interest Income	3,635	3,681	7,316

NON-INTEREST EXPENSE
Salaries and employee benefits	6,093	6,218	12,311
Net occupancy expense	670	611	1,281
Equipment expense	391	378	769
Professional fees	1,184	1,252	2,436
FDIC deposit insurance expense	162	155	317
Other expenses	1,611	1,678	3,289
Total Non-Interest Expense	10,111	10,292	20,403

PRETAX INCOME	2,222	2,197	4,419
Income tax expense	455	453	908
NET INCOME	$1,767	$1,744	$3,511

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data

(Dollars in thousands)

(Unaudited)

2019

2018

	2QTR	SIX MONTHS	2QTR	SIX MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$883,315	$871,742	$882,675	$882,080
Short-term investment in money market funds	5,813	6,793	6,645	6,889
Deposits with banks	1,020	1,020	1,025	1,025
Total investment securities	199,561	198,962	182,621	179,877
Total interest earning assets	1,089,709	1,078,517	1,072,966	1,069,871

Non-interest earning assets:
Cash and due from banks	19,367	20,633	21,857	21,858
Premises and equipment	18,795	17,053	12,345	12,484
Other assets	63,251	62,667	62,406	62,390
Allowance for loan losses	(8,184)	(8,425)	(10,035)	(10,143)

Total assets	$1,182,938	$1,170,445	$1,159,539	$1,156,460

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$169,029	$166,461	$129,026	$131,202
Savings	97,884	97,867	99,268	98,286
Money market	235,058	238,393	248,983	251,325
Other time	323,080	319,235	295,164	294,510
Total interest bearing deposits	825,051	821,956	772,441	775,323
Borrowings:
Federal funds purchased and other short-term borrowings	20,363	17,888	33,731	27,996
Advances from Federal Home Loan Bank	50,571	48,777	44,998	45,418
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	7,650	7,650
Lease liabilities	4,188	2,797	0	0
Total interest bearing liabilities	920,908	912,153	871,905	869,472

Non-interest bearing liabilities:
Demand deposits	155,250	152,748	183,323	182,769
Other liabilities	7,409	7,276	8,471	8,821
Shareholders’ equity	99,371	98,268	95,840	95,398
Total liabilities and shareholders’ equity	$1,182,938	$1,170,445	$1,159,539	$1,156,460